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                                                                   Exhibit 23.18

Deloitte Touche Tohmatsu                                          Deloitte
Av. Presidente Wilson 231-22(degree)                              Touche
20030-021 - Rio de Janeiro - RJ                                   Tohmatsu
Brasil

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br


Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-4 filed by Vale Overseas Limited and Companhia Vale do Rio Doce of our report dated February 2, 2001, relating to the financial statements of TVV - Terminal de Vila Velha S.A. for the years ended December 31, 2000 and 1999 which appears in such Registration Statement.



/s/ DELOITTE TOUCHE TOHMATSU


Deloitte Touche Tohmatsu
Independent Auditors


Rio de Janeiro, Brazil, March 21, 2002

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Deloitte Touche Tohmatsu
Av. Presidente Wilson 231-22(degree)                              Deloitte
20030-021 - Rio de Janeiro - RJ                                   Touche
Brasil                                                            Tohmatsu

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br


Consent of Independent Public Accountants



As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-4 filed by Vale Overseas Limited and Companhia Vale do Rio Doce of our report dated April 28, 2000, relating to the financial statements of TVV - Terminal de Vila Velha S.A. for the years ended December 31, 1999 and 1998 which appears in such Registration Statement.



/s/ DELOITTE TOUCHE TOHMATSU


DELOITTE TOUCHE TOHMATSU
Independent Auditors


Rio de Janeiro, Brazil, March 21, 2002